Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 10, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Monro Muffler Brake, Inc.’s Annual Report on Form 10-K for the year ended March 27, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York

March 28, 2011